UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

Brooklyn ImmunoTherapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10355 Science Center Drive, Suite 150
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.

On June 17, 2022, Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company”), received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company’s common stock, par value $0.005 per share (the “common stock”), fails to comply with the $1.00 minimum bid price requirement for continued listing on Nasdaq in accordance with Nasdaq Listing Rule 5450(a)(1) based upon the closing bid price of the common stock for the 30 consecutive business days prior to the date of the Notice.

The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq. However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule, the Company’s common stock will be subject to delisting from Nasdaq.  Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until December 14, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to December 14, 2022.

If the Company is unable to regain compliance by December 14, 2022, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the minimum bid price requirement. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180 calendar day period, then Nasdaq will notify the Company of its determination to delist the common Stocks, at which point the Company would have an opportunity to appeal the delisting determination to a Hearings Panel.

The Company will monitor the closing bid price of its common stock and is considering its options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 16, 2022, the Audit Committee of the Company’s Board of Directors (the “Committee”) determined that the Company’s financial statements as of and for the years ended December 31, 2021 and 2020 and the Company’s financial statements for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 (collectively, the “Subject Financial Statements”) should no longer be relied upon because of an error in the Subject Financial Statements.  The Company communicated its determination to its prior independent registered public accounting firm, Marcum LLP (“Marcum”) and its current independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”).

Background

In the Subject Financial Statements, the Company recorded a liability on the respective balance sheets contained therein in respect of contingent consideration related to an asset purchase agreement entered into in November 2018 between the Company’s wholly owned subsidiary, Brooklyn ImmunoTherapeutics LLC (“Brooklyn LLC”), and IRX Therapeutics, Inc. (“IRX”), pursuant to which Brooklyn LLC acquired substantially all of the assets and assumed certain of the liabilities of IRX (the “IRX Acquisition”).  The liabilities assumed by Brooklyn LLC in the IRX Acquisition included certain license and royalty agreements that IRX entered into at various times from 2000 to 2012 with third parties and certain noteholders and shareholders of IRX (the “Royalty Recipients”).  These agreements include the obligation to pay royalties to the Royalty Recipients based on revenues from any future IRX-2 product sales (the “IRX Royalties”).

The IRX Acquisition was accounted for under Accounting Standards Codification (“ASC”) No. 805, Business Combinations, and resulted in Brooklyn LLC recording, among other items, the fair value of an in-process research and development asset (“IPR&D”) of $6.9 million and the fair value of a contingent liability related to the IRX Royalties of approximately $0.9 million as part of the opening balance sheet of Brooklyn LLC.  During each reporting period thereafter, the Company recorded any change in the fair value of the contingent liability to the statement of operations.

However, the Committee, in consultation with the Company’s principal financial and accounting officers, determined that the contingent consideration liability should not have been accounted for as a separate unit of account and recorded on a gross basis.  Instead, it should have been accounted for as an element of the acquired IPR&D asset and recorded on a net basis.

The effect of the foregoing error on the Company’s previously issued balance sheets and statements of operations contained in the Subject Financial Statements is currently anticipated to be as follows:

Effect of Error for the Years ended December 31, 2021 and 2020

•	overstatement of both IPR&D and total assets by $0.9 million as of December 31, 2021 and 2020;

•	overstatement of both the contingent consideration liability and total liabilities by $19.3 million and $20.1 million as of December 31, 2021 and 2020, respectively;

•	overstatement of accumulated deficit by $19.1 million and $19.2 million as of December 31, 2021 and 2020, respectively;

•	understatement of total stockholders’ and members’ equity by $19.1 million and $19.2 million as of December 31, 2021 and 2020, respectively;

•
overstatement of the credit to the change in fair value of the contingent consideration and understatement of net loss by $0.2 million for the year ended December 31, 2021 and overstatement of expense related to the change in fair value of the contingent consideration and to net loss by $19.2 million for the year ended December 31, 2020;

•
understatement of basic and diluted net loss per common share of $0.01 for the year ended December 31, 2021 and overstatement of basic and diluted net loss per common share of $1.09 for the year ended December 31, 2020.

Effect of Error for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021

•	overstatement of both IPR&D and total assets by $0.9 million as of March 31, 2021, June 30, 2021 and September 30, 2021;

•	overstatement of both the contingent consideration liability and total liabilities by $19.3 million as of March 31, 2021 and June 30, 2021 and $19.4 million as of September 30, 2021;

•	overstatement of accumulated deficit of $18.4 million as of March 31, 2021 and June 30, 2021 and $18.5 million as of September 30, 2021;

•	understatement of total stockholders’ equity of $18.4 million as of March 31, 2021 and June 30, 2021 and $18.5 million as of September 30, 2021;

•
overstatement of the credit to the change in fair value of the contingent consideration and understatement of net loss by $0.8 for the quarter ended March 31, 2021 and overstatement of expense related to the change in fair value of the contingent consideration and to net loss of $0.1 million for the quarter ended September 30, 2021. There was no impact to net loss for the quarter ended June 30, 2021;

•
understatement of basic and diluted net loss per common share of $0.03 for the quarter ended March 31, 2021.  There was no impact to basic or diluted net loss per common share for the quarters ended June 30, 2021 and September 30, 2021.

The Company cannot provide assurance that the foregoing amounts and the financial statement line items affected will not change materially as the Company finalizes its restatement process.

Financial Statements to be Restated

The Company will promptly amend its Annual Report on Form 10-K for the year ended December 31, 2021, originally filed with the Securities and Exchange Commission on April 15, 2022, to include restated financial statements as of and for the years ended December 31, 2021 and 2020, which amended filing will additionally include amendments to the Subject Financial Statements for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

The Committee discussed with Grant Thornton and Marcum the matters disclosed in this Item 4.02.

Item 7.01	Regulation FD Disclosure.

On June 17, 2022, the Company issued a press release disclosing its receipt of the Notice referenced in Item 3.01 of this Current Report on Form 8-K.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including in Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Brooklyn ImmunoTherapeutics, Inc. dated June 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brooklyn ImmunoTherapeutics, Inc.

Dated: June 17, 2022	By:	/s/ Andrew Jackson
Andrew Jackson
Chief Financial Officer (Principal Financial Officer)